SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported)
October 12, 2001

CHARTER ONE FINANCIAL, INC.

(Exact name of Registrant as specified in its Charter)

Delaware	001-15495	34-1567092
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

1215 Superior Avenue, Cleveland, Ohio	44114
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (216) 566-5300

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ITEM 9. REGULATION FD DISCLOSURE

       Set forth below is a press release issued by Charter One Financial, Inc. on October 12, 2001:

CONTACT:  Maria Gayner
(800) 262-6301

CHARTER ONE INVESTOR DAY NOVEMBER 2

CLEVELAND, Ohio, October 12, 2001 - Charter One Financial, Inc. (NYSE:CF) is holding an Investor Day on November 2, 2001 at the Federal Reserve Bank of Cleveland in Cleveland, Ohio.

The event kicks off with dinner on November 1 and features a meeting on November 2 that will run from 7:00 a.m. until approximately 3:30 p.m. The morning session will include presentations by Chairman/CEO Bud Koch, CFO Rick Neu, Retail Banking EVP Mark Grossi and Lending & Credit EVP John Koch, along with various members of their teams. The afternoon format has been designed to accommodate small group discussions focusing on specific topics of interest to investors. Technology demonstrations will run throughout the day.

All interested parties are invited to attend, although space is limited. The materials being presented will be available on Charter One's website, charterone.com, by the morning of the event, or printed copies will be provided upon request. For more information, please contact Charter One's Investor Relations Department at (734) 453-2987 or email the event coordinator, Maria Gayner, at mgayner@charteronebank.com.

Charter One has approximately $36 billion in total assets, making it one of the 25 largest bank holding companies in the country, and operates from 436 branch locations in Ohio, Michigan, New York, Illinois, Massachusetts, and Vermont. The Company's diverse product set includes: consumer banking, indirect auto finance, commercial leasing, business lending, commercial real estate lending, mortgage banking, and retail investment products.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

CHARTER ONE FINANCIAL, INC.

Date: October 12, 2001	By: /s/ Richard W. Neu Richard W. Neu Executive Vice President and Chief Financial Officer